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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NEW YORK & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

May 5, 2015

Dear New York & Company, Inc. Stockholder:

        You are cordially invited to attend the Company's 2015 Annual Meeting of Stockholders, which will be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 18, 2015 at the Company's corporate headquarters, 330 West 34th Street, 9th Floor, New York, New York 10001.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting.

        It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Whether or not you plan to attend the meeting, we encourage you to vote on the matters for consideration.

        You may vote your shares as soon as possible through any of the voting options available to you as described in the enclosed Proxy Statement.

        We appreciate your continued interest and support in New York & Company, Inc.

Sincerely,

Gregory J. Scott Chief Executive Officer

NEW YORK & COMPANY, INC.
330 West 34th Street, 9th Floor
New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Daylight Time on Thursday, June 18, 2015.
PLACE	New York & Company, Inc.'s corporate headquarters at:
330 West 34th Street
9th Floor
New York, New York, 10001
ITEMS OF BUSINESS	• To elect ten members to the board of directors.
• To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2015 fiscal year.
• To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You can vote if you are a stockholder of record as of Friday, April 24, 2015.
INTERNET AVAILABILITY
In accordance with U.S. Securities and Exchange Commission rules, the Company is using the Internet as its primary means of furnishing the proxy materials to its stockholders. Rather than sending stockholders a paper copy of the proxy materials, the Company is sending a notice with instructions for accessing the materials and voting via the Internet. The Company believes this method of distribution makes the proxy distribution process more efficient and less costly, and will limit the impact on the environment. This Proxy Statement and the 2014 Annual Report to Stockholders are available at www.proxyvote.com.
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares on the Internet at www.proxyvote.com, by telephone by calling 1-800-690-6903, or by completing and returning your proxy card. Voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying Proxy Statement.

Gregory J. Scott Chief Executive Officer

May 5, 2015

i

PROXY STATEMENT

Why did I receive these proxy materials?

        The Company is providing this Notice of Annual Meeting of Stockholders, Proxy Statement, voting instructions and Annual Report (the "proxy materials") in connection with the solicitation by the board of directors of New York & Company, Inc. ("New York & Company," the "Company," "we," "us" or "our"), a Delaware corporation, of proxies to be voted at the Company's 2015 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

        It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about May 5, 2015. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about May 5, 2015.

        You are invited to attend the Company's Annual Meeting of Stockholders on Thursday, June 18, 2015 (the "Meeting"), beginning at 10:00 am, Eastern Daylight Time. The Meeting will be held at 330 West 34th Street, 9th Floor, New York, New York 10001. Stockholders will be admitted to the Meeting beginning at 9:30 am, Eastern Daylight Time. Seating will be limited.

Why did I receive in the mail a notice regarding the Internet Availability of Proxy Materials?

        Under rules adopted by the U. S. Securities and Exchange Commission ("SEC"), the Company is providing access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials ("Notice") to beneficial owners. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed copy of the Company's proxy materials, please follow the instructions included in the Notice.

What should I bring with me to attend the Annual Meeting?

        Stockholders must present a form of personal identification in order to be admitted to the Meeting.

        If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must also present proof of your ownership of New York & Company stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with New York & Company's transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares. The proxy materials have been sent directly to you by New York & Company.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, those shares are held in "street name." You are considered the "beneficial owner" of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

Who is entitled to vote at the Annual Meeting?

        Stockholders of record at the close of business on April 24, 2015, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned as of the record date. At the close of business on April 24, 2015, there were 64,191,812 shares of the Company's common stock outstanding.

How do I vote?

        You may vote using any of the following methods:

  By Internet

        The Company encourages you to vote and submit your proxy over the Internet at www.proxyvote.com.

  By Telephone

        You may vote by telephone by calling 1-800-690-6903.

  By Mail

        Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to: Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing.

  In person at the Annual Meeting

        All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  written notice to: Corporate Secretary, New York & Company, 330 West 34th Street, 9th Floor, New York, NY 10001;

  •
  timely delivery of a valid, later-dated proxy;

  •
  timely submission of a later-dated proxy via the Internet;

  •
  timely submission of a later-dated proxy via the telephone; or

  •
  voting by ballot at the Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.

What is "householding" and how does it affect me?

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Company's proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. This procedure will reduce the Company's printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings, if any.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please make a written request to: Corporate Secretary, New York & Company, 330 West 34th Street, 9th Floor, New York, NY 10001. If multiple stockholders of record who have the same address received only one copy of these proxy materials and would like to receive additional copies, or if they would like to receive a copy for each stockholder living at that address in the future, send a written request to the address above.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What is a quorum for the Annual Meeting?

        Under the Company's Amended and Restated Bylaws, the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements for each of the proposals?

        A plurality of the votes cast is required for the election of directors, which means that director nominees with the most affirmative votes are elected to fill the available seats. For the proposal to elect directors, abstentions and "broker non-votes" will not affect the outcome of the proposal, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

        The ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2015 requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on them at the Meeting. Broker non-votes will have no effect on the outcome of this proposal and abstentions will have the effect of a vote "AGAINST" for purposes of this proposal.

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as "non-routine" matters. The proposal to elect ten directors to the board is considered "non-routine" and therefore cannot be voted by your broker or bank without your instruction. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015 is considered "routine" and therefore may be voted by your broker or bank in its discretion if you do not provide instructions.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement was first sent to stockholders, the Company did not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Meeting for consideration, the individuals named in the proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

        The Company will pay for the cost of this proxy solicitation. The Company does not intend to solicit proxies other than by use of the mail or website posting, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Who will count the vote?

        All votes will be tabulated by Broadridge, the inspector of elections appointed for the Meeting.

Other information.

        The Company's Annual Report on Form 10-K for the 52-week fiscal year ended January 31, 2015 ("fiscal year 2014") accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. The fiscal years referred to in this Proxy Statement as "fiscal year 2012" and "fiscal year 2013" refer to the 53-week and 52-week fiscal years that ended on February 2, 2013 and February 1, 2014, respectively. The 52-week fiscal year ending January 30, 2016 is referred to herein as "fiscal year 2015."

        The contents of the Company's corporate website (http://www.nyandcompany.com) are not incorporated by reference into this Proxy Statement.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

        The Company's board of directors currently has eleven members. Ten of the eleven current board members are standing for re-election to hold office until the next Annual Meeting. Jill Beraud notified the Company on February 20, 2015 that she will not stand for re-election as a member of the Company's board of directors upon the expiration of her current term, which expires as of the date of the Company's 2015 Annual Meeting of Stockholders. Ms. Beraud did not cite any disagreement on any matter relating to the Company's operations, policies or practices. The Company's board of directors has approved a reduction in the number of its members to ten effective with the ensuing board term.

        The individuals named in the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

        Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier resignation, retirement or death.

        The Company expects each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

        The Company believes that the board of directors as a whole possesses the right diversity of experience, qualifications and skills to oversee and address the key issues facing the Company. In addition, the Company believes that each of these directors possesses the key attributes that the Company seeks in a director, including strong, effective decision-making, communication and leadership skills. Set forth below is additional information regarding the specific experience, qualifications, attributes and skills of each director and nominee that led the Company's nomination and governance committee and the board of directors to conclude that he or she should serve as a director.

        The board of directors unanimously recommends a vote FOR the election of these nominees as directors.

Nominees for Director

        The following table sets forth the name, age and principal position of each of the Company's ten nominees for director positions.

Name	Age	Position
Gregory J. Scott	52	Chief Executive Officer and Director
Bodil M. Arlander	51	Director
David H. Edwab	60	Director
James O. Egan	66	Director
Lori H. Greeley	55	Director
John D. Howard	62	Director
Grace Nichols	68	Director and Non-Executive Chair of the Board of Directors
Michelle Pearlman	45	Director
Richard L. Perkal	61	Director
Arthur E. Reiner	74	Director

        Gregory J. Scott was named Chief Executive Officer in February 2011 and served as President since June 2010. Mr. Scott was appointed to the Company's board of directors on August 18, 2010. Mr. Scott brings more than 20 years of retail industry experience to the Company. Most recently, Mr. Scott served as the Chief Executive Officer of Bebe Stores from February 2004 to January 2009 and also served as a member of their board of directors from August 2004 to January 2009. Prior to Bebe, Mr. Scott served as President of Arden B., a division of Wet Seal, Inc., from May 2000 to January 2004. Mr. Scott has also held senior level merchandising positions at Ann Taylor Stores. Mr. Scott began his retail career in the executive training program at Macy's West, a division of Federated Department Stores, Inc., where he held several merchandising positions. Mr. Scott holds a B.A. from UCLA. In considering Mr. Scott as a candidate for director of the Company, the board reviewed his extensive experience in the retail and apparel industries, both at the management and board levels.

        Bodil M. Arlander has served as a director since 2002 and is a founding partner of Moxie Capital, LLC and has been a partner there since January 2009. Until May 2008, she was a Partner of Bear Stearns Merchant Banking, LLC, an affiliate of Bear, Stearns & Co. Inc., where she was a Senior Managing Director and which she joined in April 1997. Between 1991 and 1997, she worked in the Mergers and Acquisitions Group of Lazard & Co. LLC. Prior to entering the finance industry, Ms. Arlander worked throughout Europe in the fashion and beauty industries. Ms. Arlander currently serves as a member of the board of directors for the privately held company Crew Knitwear, LLC. She previously served as a member of the board of directors for the publicly traded company Aéropostale, Inc. and for several privately held companies. In considering Ms. Arlander as a director of the Company, the board reviewed her extensive experience in the analysis of the apparel and retail sectors as an investment banker and investor, her overall leadership skills and her experience serving on the board of directors of relevant companies.

        David H. Edwab has served as a director since 2003. Mr. Edwab has served as an officer and director of Men's Wearhouse, a publicly traded company, for over 20 years, starting as Vice President of Finance and Director in 1991, serving as Chief Operating Officer from 1993 to 1997, as President in 1997 and as Executive Vice Chairman. Mr. Edwab currently serves as non-executive Vice Chairman of the board of directors of Men's Wearhouse. Mr. Edwab previously was a Senior Managing Director and Head of the Retail Group in the Investment Banking Department at Bear, Stearns & Co. Inc. Mr. Edwab previously served as a Senior Advisor to Bear Stearns Merchant Banking, LLC, an affiliate of Bear Stearns & Co. Inc. and the predecessor to Irving Place Capital Management, L.P. until 2008, a private-equity firm focused on making equity investments in middle-market companies. Mr. Edwab previously served as lead director and chairman of the audit committee and compensation committee of Aeropostale, Inc. and was a partner with Deloitte & Touche LLP. Mr. Edwab is currently lead director, chairman of the compensation committee, and a member of the audit committee of the publicly traded company Vitamin Shoppe, Inc. and is involved with other privately owned companies. In considering Mr. Edwab as a director of the Company, the board reviewed his extensive retail and financial background and his experience having served on the boards of directors of retailers.

        James O. Egan has served as a director since March 2012. Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner in charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996. He currently serves as a director of PHH Corporation where he is non-executive Chairman of the board and member of the compensation, audit, and governance committees. Mr. Egan has more than 40 years of business experience across numerous industries (including retail) and public and private companies, including 25 years of public accounting experience and 10 years of private equity experience and service on the board of directors of other public and private companies. Mr. Egan brings to the Board of Directors a wide range of strategic, operational, financial and governance qualifications and skills to contribute as a director.

        Lori H. Greeley was appointed as a director effective May 4, 2015. She is currently Chief Executive Officer of Frederick's of Hollywood. From January 2007 until April 2013, Ms. Greeley was Chief Executive Officer of Victoria's Secret Stores, the leading specialty retailer of women's intimate apparel, other apparel, fragrances and cosmetics. Over the course of her twenty year career at Victoria's Secret Stores, Ms. Greeley held a number of executive level merchandising and management roles, including Executive Vice President and General Merchandising Manager for various categories and member of the Executive Committee from 1995 until January 2007. Ms. Greeley currently sits on the board of directors of Brown Shoe Company, Inc., a publicly traded company. Ms. Greeley was recently charged with overseeing Frederick's of Hollywood through its filing for bankruptcy under Chapter 11 of the United States Bankruptcy Code in April 2015. Ms. Greeley is active with Bucknell University, including serving as a member of the Advisory Board of the Bucknell Institute for Public Policy, and as a speaker for the University's Institute for Leadership in Technology and Management program. Ms. Greeley has spent her entire career in the fashion and retailing businesses. In considering Ms. Greeley as a director of the Company, the board considered her extensive retail industry experience, and her strong skills in merchandising, marketing, operations and leadership.

        John D. Howard has served as a director since 2002. He is currently the Chief Executive Officer of Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC, and has been so since 2008. He was a Senior Managing Director at Bear Stearns Merchant Banking, LLC, and the head of the merchant banking business of Bear, Stearns & Co. Inc. from its inception in 1997 to 2008. From 1990 to 1997, he was a co-CEO of Vestar Capital Partners, Inc., a private-equity investment firm specializing in management buyouts. Previously, he was a Senior Vice President of Wesray Capital Corporation, a private investment firm specializing in leveraged buyouts. Mr. Howard also currently serves as a director of Aéropostale, Inc., a publicly traded company; rag & bone, Inc. and several other private companies. As a result of these and other professional experiences, Mr. Howard possesses particular knowledge and experience in finance and capital structure, and has extensive experience as an investor in the retail industry, each of which strengthen the board of directors' collective qualifications, skills and knowledge base.

        Grace Nichols was appointed to the role of non-executive chair of the Company's board of directors in February 2011 and has served as a director since 2008. Ms. Nichols spent more than 20 years at Limited Brands, including 14 years as Chief Executive Officer of Victoria's Secret Stores from 1992 until she retired in January 2007. Ms. Nichols also served on the board of directors of Intimate Brands, Inc. from 1995 to 1999. Prior to joining Limited Brands, Ms. Nichols held various senior merchandising positions in teen's and women's apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. Ms. Nichols currently sits on the board of directors of Men's Wearhouse and served as a director of Pacific Sunwear of California, Inc. from 2007 to March 20, 2012, both publicly traded companies. In considering Ms. Nichols as a director of the Company, the board reviewed her extensive experience as a senior executive in the retail industry and her ability to understand and analyze the operational and management challenges associated with large retailers.

        Michelle Pearlman has served as a director since May 2011. Ms. Pearlman is currently a senior advisor to Irving Place Capital with over 23 years of retail, consumer, marketing, and e-commerce focused experience. She most recently was Senior Vice President, President of the Jewelry Business Unit, for Sears Holdings Corporation, leading the P&L for fine jewelry, watches, and costume jewelry for over 2,000 Kmart and Sears stores and online sales. Prior to this, she spent four years at Ann Taylor, Inc., where she was an Executive Vice President, leading the E-commerce Business Unit and direct marketing for Ann Taylor and Loft divisions from 2004 to 2008. She joined Ann Taylor after serving as an Associate Principal with McKinsey & Co. from 1999 to 2004, focusing on retail and consumer products. She started her career at Procter & Gamble and held various positions in sales and marketing over her seven year tenure. Ms. Pearlman has an M.B.A from the University of Chicago and received her B.A. from Stanford University. She was named to Crain's Chicago Business "40 under 40" in 2009. In considering Ms. Pearlman as a director of the Company, the board reviewed her experience as a senior leader in the retail industry, her operational abilities, and her expertise in e-commerce and marketing.

        Richard L. Perkal has served as a director since 2004. Mr. Perkal is currently a Partner of Irving Place Capital, the firm formerly known as Bear Stearns Merchant Banking, LLC. He was a Senior Managing Director at Bear Stearns Merchant Banking, LLC, which he joined in July 2000. Previously, Mr. Perkal was a senior partner in the law firm of Kirkland & Ellis LLP where he headed the Washington, D.C. corporate transactional practice, primarily focusing on leveraged buyouts and recapitalizations. Mr. Perkal currently serves as a director of Vitamin Shoppe, Inc., a publicly traded company, Pet Supplies "Plus," and CAbi, LLC. As a result of these and other professional experiences, Mr. Perkal possesses particular knowledge and experience in legal/regulatory, finance and capital structure matters that strengthens the board of directors' collective qualifications, skills and experience.

        Arthur E. Reiner has served as a director of the Company since 2003. Mr. Reiner served as Chairman of Finlay Enterprises, Inc. and Finlay Fine Jewelry Corporation from 1999 to 2009. From 1996 to 2009, Mr. Reiner was Chief Executive Officer of Finlay Enterprises. Mr. Reiner joined Finlay in 1995. Finlay Enterprises, Inc. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in August 2009. Mr. Reiner began his retailing career in 1962 at Bamberger's, then a division of R. H. Macy's, and held various positions with Macy's, including Chairman and Chief Executive Officer of Macy's Northeast and Macy's East until 1995. Mr. Reiner also previously served as a member of the board of directors for R. H. Macy's. A graduate of Rutgers University, Mr. Reiner served as Chairman of the Education Foundation of the Fashion Institute of Technology from 1985 to 1995 and was named Executive Vice President in 1995. In considering Mr. Reiner as a director of the Company, the board reviewed his particular experience in the retail, apparel and other related industries, both at the management and board levels.

Board and Committee Membership

Overview

        The Company's business, property and affairs are managed under the direction of the Company's board of directors. The board of directors has established three committees consisting of an audit committee, a nomination and governance committee, and a compensation committee. The Company has a majority of independent directors on its board. Its audit committee, nomination and governance committee, and compensation committee are composed entirely of independent directors. Members of the Company's board of directors are kept informed of its business through discussions with the Company's Chief Executive Officer and other officers by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

Board Leadership Structure

        The board of directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of the business and what is in the best interests of the Company's stockholders. The Company's current leadership structure is comprised of a non-executive chair of the board of directors, three board committees, and a Chief Executive Officer. Although the board of directors does not currently have a formal policy as to whether the roles of chair of the board of directors and Chief Executive Officer should be vested in the same individual or different individuals, the board of directors believes that the separation of the roles of chair of the board of directors and Chief Executive Officer is currently in the best interest of the Company's stockholders. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations.

The Board's Role in Risk Oversight

        The board of directors has an active role in the oversight of management and the Company's risks. This oversight is conducted primarily through the audit committee, but the full board of directors has retained responsibility for general strategic oversight of risk. The Company's internal audit department performs an annual comprehensive company-wide risk assessment which encompasses a review of all departments and their significant areas of risk, including operational, compliance, and financial risks. This assessment process is designed to gather data regarding the important risks that could impact the Company's ability to achieve its objectives and execute its strategies. The assessment is reviewed by the Company's Chief Executive Officer, President and Chief Operating Officer, and the Chief Financial Officer, who then presents the assessment to the audit committee of the board of directors to facilitate discussion of high risk areas.

        The compensation committee reviews the Company's compensation policies and practices for all employees in the context of risk management. This assessment includes a review of the mix between short-term and long-term compensation, base salary versus incentive compensation, performance metrics, and the type of equity awards and level of equity holdings. Based upon this review, the compensation committee has determined that the Company's compensation practices are not reasonably likely to have a material adverse effect on the Company.

        The nomination and governance committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board composition, corporate governance policies and practices, ethics and related matters.

Board Meetings

        The board of directors of New York & Company, Inc. is currently comprised of eleven directors, ten of whom are standing for re-election. During fiscal year 2014, the board of directors met five times. Each director attended at least 75 percent of the aggregate of (1) the number of meetings the board of directors held during the period in which he or she was a director and (2) the number of meetings of all committees of the board held during the period in which he or she served as a member of the respective committee. Two members of the board of directors attended the Company's Annual Meeting on June 16, 2014. All board members are encouraged to attend the Annual Meeting.

Executive Sessions

        The non-management members of the Company's board of directors hold regularly scheduled executive sessions without management that are chaired by the presiding director. Grace Nichols is the non-executive chair of the board of directors and serves as the presiding director of the non-management directors of the Company.

Committee Composition and Board Independence

        The following table shows the members of the Company's board of directors, the composition of the committees, and those directors who the board of directors has affirmatively determined to be independent under the New York Stock Exchange corporate governance standards:

Director	Audit Committee	Compensation Committee	Nomination & Governance Committee	Independent Director
Gregory J. Scott
Bodil M. Arlander	✓			✓
Jill Beraud(1)		✓		✓
David H. Edwab	✓		✓(C)	✓
James O. Egan	✓(C)			✓
Lori H. Greeley(2)				✓
John D. Howard
Grace Nichols(*)		✓	✓	✓
Michelle Pearlman
Richard L. Perkal
Arthur E. Reiner		✓(C)	✓	✓

Legend:

(C)
Chair of committee

(*)
Non-executive chair of the board of directors and presiding director of the non-management directors

(1)
On February 20, 2015, Ms. Beraud notified the Company that she would not be standing for re-election to the Company's board of directors at its 2015 Annual Meeting of Stockholders.

(2)
The Company anticipates that Ms. Greeley will serve as an independent director to the compensation committee to replace Ms. Beraud on the committee effective June 18, 2015.

The Audit Committee

        Under the terms of its charter, the audit committee represents and assists the board of directors with the oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent registered public accounting firm, the performance of the Company's internal audit function, and the preparation of an audit committee report as required by the SEC to be included in the Company's annual proxy statement. The audit committee meets to review the Company's quarterly and annual financial statements, and holds periodic meetings separately with management, the internal auditor, and the independent registered public accounting firm. In fiscal year 2014, the committee met nine times.

        The board of directors has determined that Mr. Egan is an "audit committee financial expert" for purposes of the SEC's rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The board of directors has determined that Ms. Arlander, Mr. Edwab and Mr. Egan are independent members of the board of directors and the audit committee in accordance with the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3.

The Compensation Committee

        Under the terms of its charter, the compensation committee is directly responsible for assisting the board of directors in its oversight of compensation for the Company's senior management, compensation for the board of directors, evaluation and succession planning for the Chief Executive Officer and related matters. The committee has sole authority to retain and terminate any executive compensation consultants engaged to provide advice to the committee related to its responsibilities, including the sole authority to approve such consultants' fees and other retention terms. The committee also has the authority to retain other professional advisors, when necessary or appropriate. In fiscal year 2014, the compensation committee met seven times.

The Nomination and Governance Committee

        Under the terms of its charter, the nomination and governance committee is responsible for assisting the board of directors in its oversight of board composition, corporate governance policies and practices, ethics and related matters. It also assists the board of directors in fulfilling its responsibilities relating to the Company's compliance procedure for the code of business conduct. In fiscal year 2014, the nomination and governance committee held three meetings.

        The nomination and governance committee periodically reviews the appropriate size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. In evaluating and determining whether to recommend a candidate to the board of directors, the committee reviews the appropriate skills and characteristics required of board members in the context of the background of existing members and in light of the perceived needs for the future development of the Company's business, including issues of diversity and experience in different substantive areas, such as retail operations, marketing, technology, distribution, real estate and finance. Furthermore, although there is no formal policy concerning diversity considerations, the nomination and governance committee does consider diversity with respect to gender, ethnicity and age, as well as diversity of viewpoint, skills and experience in determining the appropriate composition of the board of directors and identifying director nominees. Candidates may come to the attention of the committee from a variety of sources, including current board members, stockholders, management, and search firms. The committee has the sole authority to retain and terminate any search firm used to identify candidates for the board of directors, including the sole authority to approve such firm's fees and other retention terms. The committee also has the authority to retain other professional advisors, when necessary or appropriate. All candidates are reviewed in the same manner regardless of the source of the recommendation. See "STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING" for procedures describing how a stockholder can submit a proposal to the board of directors.

 2014 Director Compensation

        During fiscal year 2014, the compensation committee engaged Hay Group to evaluate the Company's director compensation, including the compensation of the non-executive chair of the board of directors, compared to a peer group of companies. The board of directors approved the following compensation package for the board of directors and the non-executive chair of the board of directors: The compensation package included an annual retainer for each director of $45,000 ($135,000 for the non-executive chair of the board of directors) and for each meeting of the board of directors, beyond eight meetings annually, directors were eligible to be paid a fee of $1,500 for attending in person and $500 for attending telephonically. The annual retainer for service as the chair of a committee of the board of directors was as follows: $20,000 for the audit committee; $10,000 for the compensation committee; and $9,000 for the nomination and governance committee. The annual retainer for service as a member of a committee of the board of directors was as follows: $10,000 for the audit committee; $7,500 for the compensation committee; and $5,000 for the nomination and governance committee. For each committee meeting of the board of directors, beyond eight meetings annually, directors were eligible to be paid a fee of $1,500 for attending in person and $500 for attending telephonically.

        In addition, members of the board of directors receive an annual share-based award with a fair market value of $60,000 ($150,000 for the non-executive chair of the board of directors) on the date of grant, which was June 16, 2014 for this past fiscal year. The annual share-based award to directors is typically restricted stock that vests one-year from the grant date. New board members are issued a share-based award, typically restricted stock, upon the effective date of their appointment to the board of directors, which vests ratably over a three-year period.

        The Company's independent directors are subject to security ownership guidelines that require them to own any form of vested and/or unvested equity of the Company having a fair market value of at least $80,000 at all times subsequent to the fourth anniversary of the director's appointment to the Company's board of directors. Mr. Howard, Mr. Perkal and Mr. Scott did not receive compensation for their services as non-independent members of the Company's board of directors. Board members are reimbursed for reasonable travel expenses for in-person attendance at board of directors and committee meetings.

        The following table summarizes the principal components of fiscal year 2014 compensation for the Company's board of directors. The compensation set forth below fully reflects compensation for services performed as a member of the Company's board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bodil M. Arlander	59,000	60,000	—	—	—	—	119,000
Jill Beraud	66,500	60,000	—	—	—	—	126,500
David H. Edwab	68,000	60,000	—	—	—	—	128,000
James O. Egan	77,000	60,000	—	—	—	—	137,000
Lori H. Greeley(2)	—	—	—	—	—	—	—
Grace Nichols	169,500	150,000	—	—	—	—	319,500
Michelle Pearlman	66,000	60,000	—	—	—	—	126,000
Arthur E. Reiner	61,000	60,000	—	—	—	—	121,000
Edmond S. Thomas(3)	69,000	60,000	—	—	—	—	129,000

(1)
Represents the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("ASC 718"), excluding any estimate for forfeitures. The fair value of restricted stock is based on the closing stock price of an unrestricted share of the Company's common stock on the grant date.

(2)
Lori H. Greeley was appointed to the board of directors on May 4, 2015.

(3)
Edmond S. Thomas resigned as a member of the Company's board of directors effective September 27, 2014.

        The following table provides information relating to outstanding equity awards held by the non-management directors at fiscal year end, January 31, 2015.

	Option Awards		Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Shares of Stock That Have Not Vested (#)
Bodil M. Arlander	—	—	15,306
Jill Beraud	—	—	15,306
David H. Edwab	—	—	15,306
James O. Egan	—	—	18,171
Lori H. Greeley	—	—	—
Grace Nichols	10,000	—	38,265
Michelle Pearlman	—	—	15,306
Arthur E. Reiner	—	—	15,306
Edmond S. Thomas	—	—	—

 CORPORATE GOVERNANCE

Board Committee Charters

        The charters for the Company's audit committee, compensation committee, and nomination and governance committee are available free of charge on the Company's website at http://www.nyandcompany.com.

Corporate Governance Guidelines

        The board of directors of the Company adopted corporate governance guidelines to assist in the exercise of its responsibilities. The Company's corporate governance guidelines are available free of charge on the Company's website at http://www.nyandcompany.com.

Code of Business Conduct

        The Company has a code of business conduct that applies to all Company associates, including its principal executive officer, principal financial officer and principal accounting officer, as well as members of the board of directors. In addition, the Company has a code of conduct for principal executive officers and key financial associates, which is supplemental to the code of business conduct. The code of business conduct and the code of conduct for principal executive officers and key financial associates are available free of charge on the Company's website at http://www.nyandcompany.com. Any updates or amendments to these guidelines, and any waiver that applies to a director or executive officer, will also be posted on the website.

Stockholder Communications with the Board of Directors

        Stockholders and other interested parties may contact the board of directors, the presiding director, or the non-management directors as a group (c/o the Chair of the Nomination and Governance Committee) at the following address:

  Board of Directors or
  Chair of the Nomination and Governance Committee
  New York & Company
  330 West 34th Street
  9th Floor
  New York, NY 10001

        Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company's board of directors using the above address or through the Company's Ethics Hotline. Information about how to contact the board of directors and the Ethics Hotline is also available on the Company's website at http://www.nyandcompany.com.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

        The board of directors, upon the recommendation of its audit committee, has ratified the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2015, subject to ratification by the Company's stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting and available to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        The Company is asking its stockholders to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. Although ratification is not required by the Company's by-laws or otherwise, the board of directors is submitting the selection of Ernst & Young LLP to the Company's stockholders for ratification because the Company values its stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that the Company's stockholders fail to ratify the selection, it will be considered as a direction to the board of directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the board of directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The board of directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for fiscal year 2014 and fiscal year 2013, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year 2014	Fiscal Year 2013
Audit fees(1)	$841,821	$716,931
Audit-related fees(2)	—	27,500
Tax fees(3)	176,000	146,500
All other fees	—	—

Total	$1,017,821	$890,931

(1)
Audit work performed in connection with the annual financial statements and the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of unaudited quarterly financial statements, and work generally only the independent registered public accounting firm can reasonably provide, such as consents and review of documents filed with the SEC.

(2)
Audit-related fees include consultation services for internal control reviews in fiscal year 2013.

(3)
Professional services related to tax compliance and reporting, including preparation of federal, state and local income tax returns, and supporting other tax-related regulatory requirements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval: (i) audit, (ii) audit-related, (iii) tax and (iv) other services.

        The fees are budgeted, and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

Audit Committee Report

        In accordance with its written charter adopted by the board of directors, the audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, reviewing the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

        During fiscal year 2014, the audit committee met and held discussions with management and the independent registered public accounting firm and independently as a committee. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements as of and for the year ended January 31, 2015 with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the audit committee reviewed and discussed with management and the Company's independent registered public accounting firm both management's annual report on internal control over financial reporting and the report of the independent registered public accounting firm thereto. The audit committee discussed with the independent registered public accounting firm all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

        In addition, the audit committee has also received from the independent registered public accounting firm the written disclosures regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors' independence. The audit committee also has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with the auditors' independence. The audit committee has concluded that the independent registered public accounting firm, Ernst & Young LLP, is independent from the Company and its management.

        The audit committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its integrated audit of the Company's financial statements and internal control over financial reporting. In addition, the audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2015, for filing with the Securities and Exchange Commission. The audit committee has selected, and the board of directors has ratified as the Company's independent registered public accounting firm, Ernst & Young LLP.

James O. Egan (Chair)
Bodil M. Arlander
David H. Edwab

 EXECUTIVE OFFICERS

        The following table sets forth the name, age and principal position of each of the Company's executive officers:

Name	Age	Position
Gregory J. Scott	52	Chief Executive Officer and Director
John M Worthington	51	President and Chief Operating Officer
Sheamus Toal	45	Executive Vice President, Chief Financial Officer
Faeth Bradley	44	Executive Vice President, Human Resources
Kevin L. Finnegan	62	Executive Vice President, Global Sales
Adam Ratner	49	Vice President, General Counsel
Laura Weil	58	Former Executive Vice President, Chief Operating Officer

        See the table under "Nominees for Director" for the past business experience of Gregory J. Scott.

        John M Worthington was named President and Chief Operating Officer in November 2014. Mr. Worthington brings more than 23 years of retail industry experience to the Company. Mr. Worthington has responsibility for the Company's Store Operations, Real Estate, Outlets, Finance, Information Technology, Sourcing and Logistics. Most recently, Mr. Worthington served as the Chief Administrative Officer of Kohl's Department Stores from November 2010 to June 2013 where he oversaw Store Operations, Real Estate, Information Systems, Merchandise Presentation, Store Administration, Logistics, Loss Prevention, Store Planning and Design and Purchasing. Mr. Worthington also served at Kohl's as Senior Executive Vice President from September 2007 to November 2010, Executive Vice President, Director of Stores from 2005 to 2007, Senior Vice President from 2004 to 2005 and Regional Vice President from 2002 to 2004. Prior to joining Kohl's in 1993, Mr. Worthington held various leadership positions in stores and buying at May Department Stores.

        Sheamus Toal was named Executive Vice President, Chief Financial Officer in October 2008. Mr. Toal previously served as Executive Vice President, Chief Accounting Officer of the Company since April 2008 and had served as the Company's Senior Vice President, Chief Accounting Officer since 2007. Mr. Toal has also served as the Company's Vice President, Controller and Treasurer and has been designated as its Principal Accounting Officer since 2004. Prior to his employment with the Company, Mr. Toal was Vice President and Controller of Footstar, Inc. (a specialty retailer) from 2002 to 2004 and was its Controller from 2001 to 2002. Prior to that, Mr. Toal served in a variety of senior financial management positions with Standard Motor Products, Inc. from 1997 to 2001. Mr. Toal began his career with KPMG LLP where he served in various roles, including a management level position within KPMG's Manufacturing, Retail and Distribution Group. Mr. Toal holds a B.S. in Accounting from St. John's University. Mr. Toal is a Certified Public Accountant in the state of New York.

        Faeth Bradley was named Executive Vice President, Human Resources in December 2011. From 2004 to 2011, Ms. Bradley was with Coach, a specialty retailer of modern classic American accessories, where she served as Division Vice President, Human Resources, from 2007 to 2011. Ms. Bradley's prior professional experience includes various Human Resources leadership roles for Sallie Mae, XO Communications and Alcatel. Ms. Bradley started her career at Freddie Mac. Ms. Bradley has more than 20 years of experience in Human Resources and holds a M.S. from Virginia Tech and a bachelor's degree from George Mason University.

        Kevin L. Finnegan was named Executive Vice President, Global Sales in April 2009, after holding the position of Executive Vice President, National Sales & Global Business Leader since June 2008. Mr. Finnegan joined New York & Company, Inc. in 2001 as Executive Vice President, National Sales Leader. Prior to that, Mr. Finnegan was employed with the Gap, Inc. for 10 years and also worked at Saks, Inc. Mr. Finnegan holds a B.S. in Accounting from Fordham University. He currently serves as an officer of Brooklyn Jesuit Prep in Crown Heights, Brooklyn.

        Adam Ratner was named Vice President and General Counsel in July 2014. From 2004 through June 2014, Mr. Ratner was Vice President and Associate General Counsel of Jackson Hewitt Tax Service, Inc. Prior to that, from 1998 through 2004, Mr. Ratner served in a variety of senior in-house legal positions for Berlitz International, Inc. and Ladbroke/USA. Mr. Ratner began his legal career as a law clerk to the Honorable John M. Canella of the United States District Court for the Southern District of New York and has also worked at the law firms of White & Case and Littler Mendelson. Mr. Ratner has more than 15 years of experience overseeing the legal affairs of public companies in the areas of corporate and securities, compliance, contracts and commercial transactions, intellectual property, employment, real estate and litigation. Mr. Ratner holds a B.S. degree from Cornell University and a J.D. degree from Hofstra University.

SECURITIES OWNERSHIP OF OFFICERS, DIRECTORS AND OWNERS OF 5%
OR MORE OF THE COMPANY'S COMMON STOCK

        The following table sets forth information known to the Company with respect to the beneficial ownership of its common stock as of April 24, 2015. The table reflects the beneficial ownership by (i) each stockholder known by the Company to own beneficially more than 5% of its common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of its directors, and (iv) all of its directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Such rules provide that in calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and certain other equity instruments held by that person that are currently exercisable or that will become exercisable within 60 days after April 24, 2015 are deemed to be outstanding.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class(1)
Gregory J. Scott	1,418,780	(2)	2.2%
John M Worthington	262,500	(3)
Sheamus Toal	449,574	(4)	*
Faeth Bradley	209,685	(5)	*
Kevin L. Finnegan	276,389	(6)	*
Adam Ratner	—		*
Laura Weil	—		*
Bodil M. Arlander	90,874	(7)	*
Jill Beraud	57,849	(8)	*
David H. Edwab	90,227	(9)	*
James O. Egan	65,355	(10)	*
Lori H. Greeley	—		*
John D. Howard	31,618,972	(11)	49.3%
Grace Nichols	194,303	(12)	*
Michelle Pearlman	51,805	(13)	*
Richard L. Perkal	—	(14)	*
Arthur E. Reiner	165,303	(15)	*
IPC/NYCG LLC	31,618,972	(11)	49.3%
North Run Advisors, LLC	3,995,973	(16)	6.2%
Paradigm Management, Inc	4,249,900	(17)	6.6%
All directors and executive officers as a group (17 persons)	34,951,616		53.0%

*
Less than 1%.

(1)
For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 64,191,812 shares of common stock outstanding on April 24, 2015. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to its knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise noted, the address of each beneficial owner is 330 W. 34th Street, 9th Floor, New York, New York, 10001.

Each stock appreciation right ("SAR") included in the table represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

(2)
Gregory J. Scott—Includes 68,780 shares of common stock, 200,000 shares of restricted stock, and 1,150,000 SARs.

(3)
John M Worthington—Includes 12,500 shares of common stock and 250,000 shares of restricted stock.

(4)
Sheamus Toal—Includes 81,808 shares of common stock, 85,710 shares of restricted stock, 25,294 vested deferred stock units, 75,000 shares of common stock issuable upon exercise of options, and 181,762 SARs.

(5)
Faeth Bradley—Includes 56,514 shares of common stock, 58,831 shares of restricted stock, 2,578 vested deferred stock units, and 91,762 SARs.

(6)
Kevin L. Finnegan—Includes 25,493 shares of common stock, 32,967 shares of restricted stock, 2,248 vested deferred stock units, 58,919 shares of common stock issuable upon exercise of options, and 156,762 SARs.

(7)
Bodil M. Arlander—Includes 75,568 shares of common stock and 15,306 shares of restricted stock.

(8)
Jill Beraud—Includes 42,543 shares of common stock and 15,306 shares of restricted stock.

(9)
David H. Edwab—Includes 74,921 shares of common stock and 15,306 shares of restricted stock.

(10)
James O. Egan—Includes 50,049 shares of common stock and 15,306 shares of restricted stock.

(11)
John D. Howard—John D. Howard is employed by Irving Place Capital, a broker/dealer. Mr. Howard, by virtue of his status as the sole member of JDH Management, LLC, and Irving Place Capital ("IPC"), may be deemed to share beneficial ownership of shares owned of record by IPC and IPC/NYCG LLC. Mr. Howard and IPC share investment and voting power with respect to shares owned by IPC and IPC/NYCG LLC, but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. IPC/NYCG LLC is an affiliate of, and is controlled by, IPC, a broker/dealer. IPC/NYCG LLC acquired its shares of common stock for resale in the original acquisition transaction with Limited Brands on November 27, 2002. The business address for Mr. Howard and each of the entities identified in this footnote is 745 Fifth Avenue—7th Floor, New York, New York 10151.

(12)
Grace Nichols—Includes 146,038 shares of common stock, 38,265 shares of restricted stock, and 10,000 shares of common stock issuable upon exercise of options.

(13)
Michelle Pearlman—Includes 36,499 shares of common stock and 15,306 shares of restricted stock.

(14)
Richard L. Perkal—Mr. Perkal is employed by Irving Place Capital, a broker/dealer. His address is 745 Fifth Avenue—7th Floor, New York, New York, 10151.

(15)
Arthur E. Reiner—Includes 139,997 shares of common stock and 15,306 shares of restricted stock. Also includes 500 shares, 4,750 shares, and 4,750 shares, indirectly beneficially owned by the Arthur Reiner Revocable Trust, the Deborah Reiner 2003 Trust, and the Melissa Greener 2003 Trust, respectively. Mr. Reiner disclaims beneficial ownership of the shares owned by these Trusts, except to the extent of his pecuniary interest therein.

(16)
This information is based on a Schedule 13G filed on February 14, 2014. North Run Advisors, LLC has shared voting power and shared dispositive power over 3,995,973 shares. The address of North Run Advisors, LLC is One International Place, Suite 2401 Boston, MA 02110.

(17)
This information is based on a Schedule 13G filed on February 12, 2015. Paradigm Management, Inc. has sole voting power and sole dispositive power over 4,249,900 shares. The address of Paradigm Management, Inc. is Nine Elk Street, Albany, NY 12207.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the New York & Company outstanding common stock, to file with the SEC an initial report of ownership and report changes in ownership of common stock.

        Based on the Company's records and other information, including written representations, the Company believes that during the fiscal year ended January 31, 2015 the Company's directors and executive officers satisfied all filing requirements under Section 16(a) in a timely manner.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed with management the disclosures contained in the "Compensation Discussion and Analysis" section of this Proxy Statement. Based upon this review and its discussions, the compensation committee has recommended to the Company's board of directors that the "Compensation Discussion and Analysis" section be included in the Company's 2015 Proxy Statement.

Arthur E. Reiner (Chair)
Jill Beraud
Grace Nichols

EXECUTIVE COMPENSATION

        The purpose of the "EXECUTIVE COMPENSATION" section of this Proxy Statement is to present clear and concise disclosure of all plan and non-plan compensation awarded to, earned by, or paid to the "named executive officers," defined as: (i) the Company's Chief Executive Officer; (ii) the Company's Chief Financial Officer; (iii) the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers as of January 31, 2015, the end of fiscal year 2014; and (iv) up to two additional individuals who would have been one of the three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer, but were not serving as an executive officer as of January 31, 2015.

        The Company's named executive officers as of January 31, 2015 are as follows:

Name	Principal Position
Gregory J. Scott	Chief Executive Officer
John M Worthington	President and Chief Operating Officer
Sheamus Toal	EVP, Chief Financial Officer
Faeth Bradley	EVP, Human Resources
Kevin Finnegan	EVP, Global Sales
Laura Weil	Former EVP, Chief Operating Officer

        Ms. Weil's resignation from the Company was effective August 18, 2014. Mr. Worthington was appointed as the Company's President and Chief Operating Officer on November 3, 2014.

Compensation Discussion and Analysis

Executive Summary of Fiscal Year 2014 Operating Performance

        The Company remained focused on its strategic initiatives during fiscal year 2014, which includes driving increases in net sales and comparable store sales in each channel of its business; increasing brand awareness and driving traffic to stores by attracting new customers and engaging existing customers; and growing the Company brand through key merchandise initiatives. In support of these strategic initiatives, the Company is opening new outlet stores and optimizing its existing real estate portfolio to maximize sales and profitability. Furthermore, the Company believes its omni-channel retail initiatives will continue to drive traffic and increase sales across both store and eCommerce channels. In addition, the Company remains focused on its key merchandise initiatives and core sub-brands—including 7th Avenue Suiting, Love NY&C, Soho Jeans, and Eva Mendes Collection—and continues to grow the pant and denim categories.

        The Company's operating results for fiscal year 2014 are summarized below:

  •
  The Company's eCommerce and Outlet channels continued to expand, experiencing double-digit increases in net sales compared to fiscal year 2013.

  •
  The Company opened 11 new Outlet stores and 1 New York & Company store, closed 15 stores, and remodeled 11 existing stores.

  •
  Comparable store sales decreased 1.0% for fiscal year 2014, as compared to an increase of 1.1% in fiscal year 2013.

  •
  Gross profit for fiscal year 2014 was $249.8 million, or 27.1% of net sales, as compared to $264.4 million, or 28.1% of net sales, in fiscal year 2013.

  •
  Including $9.2 million of non-operating charges, fiscal year 2014 operating loss was $15.6 million, or 1.7% of net sales, as compared to operating income of $3.1 million, or 0.3% of net sales, during fiscal year 2013.

  •
  Including $9.2 million of non-operating charges, fiscal year 2014 net loss was $16.9 million, or 1.8% of net sales, as compared to net income of $2.4 million, or 0.3% of net sales, during fiscal year 2013.

  •
  The Company ended fiscal year 2014 with cash and cash equivalents of $69.3 million, working capital of $46.5 million and availability under its revolving credit facility of $30.0 million.

Executive Summary of Fiscal Year 2014 Compensation

        During fiscal year 2014, under the direction of the compensation committee (the "Committee"), the following key decisions related to executive compensation were made:

  •
  Peer Group Review.  With the assistance of the Committee's independent consultant, Hay Group, the Committee reviewed the peer group used for compensation benchmarking to ensure it is comprised of an appropriate comparator group of fashion retailers.

  •
  Base Salary.  Considering the base salaries for executive officers at the Company's peer group, the Company's operating results, executive performance, and retention, among other factors, the Committee approved merit increases for Mr. Scott, Mr. Toal and Ms. Bradley during fiscal year 2014.

  •
  Incentive Compensation.  Due to the Company's operating loss during fiscal year 2014, the Company's executive officers did not earn bonuses under the Company's Incentive Compensation Plan (the "IC Plan"), as described below in the "Compensation Components" section.

  •
  Share-based Awards.  During fiscal year 2014, the Committee approved equity grants to executive officers consisting of stock appreciation rights ("SARs") and restricted stock. The SARs, which are similar to stock options, will only provide value to executives if the stock price appreciates over the expected term of the award. SAR awards to executives generally vest over a three to four year period, while restricted stock awards generally cliff vest on the third anniversary of the grant date. Mr. Scott, the Company's Chief Executive Officer, was also issued a performance-based award, which was not earned due to the operating income targets for fiscal year 2014 not being met. While the Company does not ordinarily impose holding requirements on awards to its executive officers subsequent to such awards vesting, the Company believes that a three year vesting period provides an inherent holding requirement.

  •
  Benefits & Perquisites.  Executive officers participate in the Company's benefit plans on the same basis as most other Company associates, but also receive enhanced disability and life insurance benefits and reimbursement for eligible medical expenses not covered by the Company's benefit plan. The Company generally does not provide additional perquisites for its executive officers.

Compensation Philosophy

        The executive compensation program of the Company has been designed to motivate, reward, attract, and retain the management deemed essential to the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy, and financial performance. In applying these principles, the Company seeks to:

  •
  Align pay and performance—Provide the majority of executives' compensation opportunity through short- and long-term incentive compensation;

  •
  Drive strong business results—Support the Company's business goals of fostering profitable growth and increasing stockholder value;

  •
  Focus on long-term stockholder return—Align the interests of executives and stockholders through the use of equity compensation;

  •
  Support teamwork—Promote alignment and collaboration across corporate functions by rewarding team performance and ensuring that the Company's executives share in the success they create; and

  •
  Attract strong talent—Attract, retain and motivate high-performing executives.

The Company's Executive Compensation Practices Include:

  •
  Paying for performance—The Company provides the majority of executives' compensation opportunity through short- and long-term incentive compensation. Incentives are designed to align executive compensation with the achievement of the Company's business strategy and long-term growth initiatives.

  •
  Balancing Short-Term and Long-Term Incentives—The Company believes its incentive programs provide an appropriate balance between short- and long-term incentives, as well as cash and equity.

  •
  Receiving strong shareholder support—At the Company's 2014 Annual Meeting of Stockholders, over 97% of the votes cast on the advisory "Say-on-Pay" proposal were in favor of the Company's executive compensation. At the Company's 2011 Annual Meeting of Stockholders, the Company's stockholders voted to have the Company hold an advisory vote on executive compensation every three years. The Company considers the 2014 votes to indicate strong approval of its compensation philosophy. As such, the Company has maintained the same philosophy and continued to apply the principles described above in designing and implementing the Company's compensation programs.

  •
  10b5-1 trading plans—The Company recommends each of its executive officers to enter into a written plan for the automatic trading of securities in accordance with Exchange Act Rule 10b5-1.

  •
  Engaging an independent compensation consulting firm—The Committee engaged Hay Group as its independent consultant. Hay Group does not provide any other consulting services to the Company.

  •
  Reviewing peer group comparison—The Committee annually reviews the Company's peer group for appropriateness.

  •
  Assessing pay competitiveness—The Committee annually reviews the Company's peer pay information provided by Hay Group to benchmark compensation levels, as well as short- and long-term incentive plan designs.

The Company's Executive Compensation Practices Do Not Include:

  •
  Entering into employment contracts of defined length or multi-year guarantees for base salary increases, bonuses or equity compensation

  •
  Allowing equity grants below 100% fair market value

  •
  Permitting executives to engage in hedging transactions of the Company's stock

  •
  Repricing options without shareholder approval

  •
  Grossing up taxes on perquisites or benefits, other than on relocation related payments that are business-related

  •
  Providing excessive perquisites or benefits to our executives

Establishing Compensation

        The board of directors has delegated authority to the Committee with respect to the Company's overall compensation policy for senior management, granting authority to establish the annual salary and incentive compensation targets, including cash bonuses and share-based awards, for the Chief Executive Officer, President and Chief Operating Officer and the Chief Financial Officer, and to approve the compensation structure for the other executive officers of the Company based upon the Committee's review of the Chief Executive Officer's recommendations.

        Twice each year, the Chief Executive Officer evaluates the performance of the other executive officers, once against their established goals and objectives and once to assess talent, future potential and succession planning. Annually, the Chief Executive Officer uses the results of these evaluations, in partnership with the Executive Vice President of Human Resources, to determine compensation packages for the other executive officers to be recommended for approval by the Committee. The Committee meets in executive session annually, typically in August, to evaluate the recommended compensation for the executive officers, and to establish their base salaries, cash incentive compensation, and share-based incentive compensation to be effective in the third fiscal quarter of the current year. The Chief Executive Officer and/or Executive Vice President of Human Resources may request a meeting with the Committee at an interim date to review the compensation package of an executive officer in the event of organizational or responsibility changes, retention risks or new hires that occur during the year.

        In determining compensation components and levels, the Committee considers the scope of the executive's responsibility; the Company's overall performance; the executive's overall performance and future potential; the cash, equity and total compensation paid by competitors to employees in comparable positions; and the executive's past earnings and earning potential resulting from previously acquired common stock and share-based incentives.

Compensation Benchmarking and Consultants

        The Committee believes that information regarding pay practices at other companies is useful in two respects. First, the Committee recognizes that its compensation practices must be competitive in the marketplace in order to attract and retain executives. Second, this marketplace information, among the other aforementioned factors, is considered by the Committee to assess the reasonableness of compensation.

        The Committee engaged Hay Group for executive compensation consulting services to assist in the review of the Company's compensation practices and programs for fiscal year 2014. Hay Group provided the Committee with survey benchmarks and peer group benchmarks, where available, for annual cash compensation and share-based compensation paid to executive officers and directors. In addition, Hay Group provided an analysis of board of director compensation and an overview of executive officer compensation trends in the retail industry and among a peer group of companies. The survey benchmarks were selected from Hay Group's proprietary Retail Survey.

        The Company supplements the survey benchmarks with peer group benchmarks, where available. The peer companies selected generally meet one or more of the following criteria: apparel retailers that compete for the Company's talent, have similarly sized stores, are multi-state operators, are similar in size with revenues ranging from approximately one-half of to two times the Company's revenues, and/or have the same or similar customer bases. While the Company strives to maintain consistency in the peer group to enhance credibility of the comparisons, the composition of the group is reviewed annually to ensure that changes in the competitive landscape and the peers' businesses are considered.

        The peer group companies used in this year's review were:

• Ann Inc.	• Christopher & Banks Corporation
• Bebe Stores, Inc.	• Destination Maternity Corporation
• The Buckle, Inc.	• Express, Inc.
• The Cato Corporation	• Pacific Sunwear of California, Inc.
• Chico's FAS, Inc.	• Wet Seal, Inc.
• The Children's Place Retail Stores, Inc.	• Zumiez, Inc.

        The Company uses this information and the information regarding compensation practices at other companies to assist in determining an overall compensation level, including mix of compensation types, that it deems competitive and appropriate. The Company generally targets cash compensation for executive officers, including base salary and cash incentive compensation, to be between the 50th to 75th percentiles of total cash compensation of their peers. This percentile varies among executive officers and may be above or below the target depending on the factors discussed above regarding the determination of compensation components and compensation levels for executive officers, as well as to ensure the retention of key executives in the highly competitive retail market.

Compensation Components

        The Company's executive officer compensation includes both short-term and long-term components. Short-term compensation consists of an executive officer's annual base salary and annual cash incentive compensation. Long-term compensation may include grants of SARs, stock options, restricted stock or other share-based incentives and cash incentive compensation established by the Company, as determined by the board of directors.

        Allocation of Compensation Components.    There is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by its compensation consultants and other sources to determine the appropriate level and mix of compensation. Income from incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. In general, however, the majority of the compensation delivered to the named executive officers is variable and based on company performance. For fiscal year 2014, variable compensation based on performance represented 74% of the chief executive officer's total target compensation and 63% of the average total target compensation for the other named executive officers.

        The target allocation of compensation components for the Chief Executive Officer and for the average of the other named executive officers for fiscal year 2014 was as follows:

        Annual Base Salary.    The Committee determines base salaries for executives and periodically reviews the base salaries of its executive officers and approves adjustments, as appropriate, based on the factors discussed above. For the amount of base salary earned by each named executive officer during fiscal year 2014, refer to the "Summary Compensation Table" in this Proxy Statement.

        Incentive Compensation Plan.    The Company's IC Plan provides its senior management with bonuses linked to the seasonal financial results of the business. Compensation earned under the IC Plan will generally be paid in cash; however, the Committee may in its discretion grant equity based awards under the Company's Amended and Restated 2006 Long-Term Incentive Plan, and on such terms as are determined by the Committee. Target spring, fall and full year bonus levels are established for each executive participating in the program (as a percentage of base salary) with a target bonus attained if the Company achieves the target operating income goals approved by the Committee for the spring, fall and full year bonus periods. The target bonuses are set based on each executive's scope of responsibility and impact on the performance of the Company. Each fiscal year the Committee approves minimum, target and maximum operating income goals that provide executives with the incentive to drive increases in net sales and gross margin, to control expenses and to increase stockholder value. If operating income falls below the minimum threshold, no incentive compensation is paid. If the operating income achieved is between the minimum threshold and the target goal, executives can earn between 20% and 100% of their target bonus. If the operating income achieved is between the target and the maximum goals, executives can earn between 100% and 200% of their target bonus.

        When considering what the minimum, target and maximum operating income goals should be for fiscal year 2014, the Committee considered the Company's fiscal year 2013 actual operating results, the continued uncertainty in the macroeconomic environment and its effect on consumers' spending on the Company's merchandise, and the Company's strategies for improving operating results in the future and the planned timing of the execution of such strategies.

        For fiscal year 2014, the Committee approved the following minimum, target and maximum operating income goals:

(Amounts in thousands)	Minimum	Target	Maximum	Bonus Period Allocation	Actual Payout % Earned
Spring 2014	$3,000	$8,000	$12,000	25%	—%
Fall 2014	$4,500	$9,500	$13,000	25%	—%
Full Year 2014	$7,500	$17,500	$25,000	50%	—%

        The Company did not achieve the minimum operating income goal for any one of the three bonus periods and as such no bonuses were earned under the IC Plan in fiscal year 2014.

        The Company offers its senior management the ability to participate in the Company's Management Stock Purchase Plan ("MSPP"), which works in tandem with the IC Plan. The purpose of the MSPP is to encourage the Company's senior management to have more ownership of the Company's stock, aligning senior management's interests with shareholders' interests, while increasing retention of key employees. The MSPP provides senior management with the opportunity to defer up to 25% of their bonus earned under the IC Plan each fiscal year in exchange for a grant of vested deferred stock units under the Company's Amended and Restated 2006 Long-Term Incentive Plan (the "2006 Plan). The minimum deferral period is for three years. Deferral elections must be made by December 31st of the year prior to the fiscal year that the deferral election applies to and are irrevocable. The Company will match, dollar-for-dollar, the amount of incentive compensation deferred with an additional grant of unvested deferred stock units. The matching unvested deferred stock units granted by the Company cliff vest on the third anniversary of the grant date, subject to continued employment with the Company.

        Amended and Restated 2006 Long-Term Incentive Plan.    The Company's board of directors and stockholders originally approved the 2006 Plan on May 3, 2006 and June 21, 2006, respectively. The 2006 Plan has been amended and approved by stockholders from time to time to, among other things, increase the number of shares available for issuance. The aggregate number of shares of the Company's common stock that may be issued under the 2006 Plan is 12,668,496 shares, and the maximum number of shares which may be used for awards other than stock options or SARs is 7,750,000 shares. These shares may be in whole or in part authorized and unissued or held by the Company as treasury shares.

        Amended and Restated 2002 Stock Option Plan.    The Company originally adopted the 2002 Stock Option Plan on November 27, 2002 and approved the Amended and Restated 2002 Stock Option Plan (the "2002 Plan") to become effective on October 13, 2004. As of November 27, 2012, the 2002 Plan expired and no new awards may be issued from the 2002 Plan.

        The principal purpose of the 2006 Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (a) providing executive officers, as well as other key employees, non-employee directors of the Company, and consultants to the Company with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (b) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Certain awards may be conditioned on the Company achieving certain performance goals that are based on one or more performance measures including, among others: revenue growth, earnings per share, EBITDA, operating income, net income, return on equity, return on invested capital and return on net assets. The Committee will determine the performance conditions at the time of the grant.

        The grant date for all share-based awards the Company issues is a date on or after the date the Committee approves the terms of the award and, in the case of a new hire, on or after the new hire start date. The exercise price, if applicable, for all share-based awards is equal to the Company's closing stock price listed on the NYSE on their respective grant dates.

        During fiscal year 2014, the Committee approved share-based awards to be granted to its senior management team in an effort to promote the long-term growth and profitability of the Company, as well as hire, retain and motivate the Company's senior management. All awards granted to the named executive officers during fiscal year 2014 are as follows:

	Stock Appreciation Rights(1)	Restricted Stock(1)	Performance- Based Restricted Sock(2)	Deferred Stock Units(3)
Gregory J. Scott	100,000	100,000	330,000	—
John M Worthington	750,000	250,000	—	—
Sheamus Toal	114,618	71,613	—	17,728
Faeth Bradley	114,618	21,613	—	4,354
Kevin L. Finnegan	110,034	20,749	—	3,732
Laura Weil	—	—	—	13,436

(1)
In connection with the Company's annual performance review process, Mr. Scott, Mr. Toal, Ms. Bradley, and Mr. Finnegan were granted equity awards.

Mr. Scott, Mr. Toal, Ms. Bradley, and Mr. Finnegan were granted restricted stock that vest on August 25, 2017 and SARs that become exercisable as follows: 25% on August 25, 2015, 25% on August 25, 2016, and 50% on August 25, 2017. Also included in the table above for Mr. Toal is an award of 50,000 shares of restricted stock, which vests on October 22, 2016.

In connection with Mr. Worthington's appointment as President and Chief Operating Officer, he was granted restricted stock that vests on November 3, 2017 and SARs that vest as follows: 25% on November 3, 2015, 25% on November 3, 2016, 25% on November 3, 2017, and 25% on November 3, 2018.

(2)
Mr. Scott was granted a performance-based restricted stock award that was set to vest subject to the Company achieving minimum, target and maximum operating income levels for fiscal year 2014, and Mr. Scott's continued employment with the Company. All 330,000 performance-based shares were cancelled as a result of the Company achieving below the minimum operating income goal for fiscal year 2014. If the Company had achieved between the minimum and target operating income goals for fiscal year 2014, Mr. Scott would have earned between 60,000 and 300,000 shares of restricted stock. If the Company had achieved between the target and maximum operating income goals for fiscal year 2014, Mr. Scott would have earned between 300,000 and 330,000 shares of restricted stock. Any earned shares would have vest ratably through March 2017.

(3)
Issued under the Company's MSPP.

        The Company has adopted a policy which prohibits directors, executive officers and certain other key financial employees from engaging in transactions designed to hedge against the economic risks associated with an investment in the Company's common stock. These individuals may not engage in the purchase or sale of put and call options, short sales and other hedging transactions designed to minimize the risk of owning the Company's common stock.

        Other Cash Incentive Compensation.    From time to time, the Chief Executive Officer, in partnership with the Executive Vice President of Human Resources, may propose to the Committee cash incentive compensation for an executive officer, which may be subject to time and/or performance requirements, to recruit, retain, reward or provide additional performance incentives to executives, among other reasons.

        All Other Compensation.    Each executive officer is eligible to participate in the Company's benefit plans, such as medical, dental, disability, group life, vision and business travel life insurance. Executive officers participate in the benefit plans on the same basis as most other Company associates, but also receive enhanced disability and life insurance benefits and reimbursement for eligible medical expenses not covered by the Company's benefit plan.

        The Company contributes to a defined contribution savings and retirement plan (the "SARP") qualifying under section 401(k) of the Internal Revenue Code. Participation in the SARP is available to all non-union associates who have completed 1,000 or more hours of service with the Company during certain twelve-month periods and have attained the age of 21. Participants can contribute up to 100% of their pay to the SARP, subject to Internal Revenue Service limits. The Company matches 100% of the employee's contribution up to a maximum of 4% of the employee's eligible pay. The Company match is immediately vested.

Employment Agreements—Termination, Change in Control and Non-Compete/Non-Solicitation Arrangements

        The Company has entered into letter agreements of employment with Mr. Scott, Mr. Worthington, Mr. Toal, Ms. Bradley, and Mr. Finnegan. Under the terms of these agreements, Mr. Scott, Mr. Worthington, Mr. Toal, Ms. Bradley, and Mr. Finnegan are currently entitled to annual base salaries of $900,000, $750,000, $490,000, $375,000 and $500,000, respectively, which the Committee, at any time, may increase or decrease based on the executives' and the Company's performance, among other pertinent factors. Mr. Scott, Mr. Worthington, Mr. Toal, Ms. Bradley, and Mr. Finnegan are also entitled to participate in the Company's employee benefit plans, equity incentive compensation plans and IC Plan, which provides for performance-based bonuses (currently 110%, 75%, 60%, 50% and 60% of base salary, respectively).

        In connection with Mr. Worthington's appointment as President and Chief Operating Officer on November 3, 2014, subject to continued employment with the Company, the Company guaranteed the payment of his spring 2015 and fall 2015 target bonuses under the Company's IC Plan, which will total $281,250, and he will be reimbursed for certain relocation expenses and up to $90,000 for living expenses for a period of 12 months from his date of hire. If Mr. Worthington voluntarily resigns within 24 months of his start date, he will be required to repay the Company up to 100% of such expenses, depending on the number of months he was employed by the Company.

        Each of Mr. Scott, Mr. Worthington, Mr. Toal, Ms. Bradley, and Mr. Finnegan is entitled to receive termination payments and other benefits from the Company following termination of employment by the Company without cause or by reason of disability or death. In addition, Mr. Scott is entitled to receive termination payments from the Company following his voluntary resignation from the Company, subject to his continued observance of the covenants, including non-compete and non-solicitation clauses, contained in his letter agreement of employment. In accordance with certain of the executives' share-based payment agreements, in the event that the Company consummates a transaction whereby a third party (a) acquires outstanding common stock of the Company possessing the voting power to elect a majority of the members to the Company's board of directors or (b) acquires assets constituting all or substantially all of the assets of the Company, regardless of whether or not the executive is terminated, the Committee, at its sole discretion, may decide if some or all of the executives' unvested share-based awards will immediately vest. If necessary to prevent such executive officers from being subject to tax under Section 409A of the Internal Revenue Code, any payments made under their letter agreements of employment will not be paid until six months after employment termination. Refer to the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement for further discussion of the termination payments. Mr. Scott, Mr. Toal, and Ms. Bradley have agreed to be bound by a 12 month non-compete provision upon voluntary resignation or termination for cause, and a 12 month non-solicitation provision. Mr. Worthington has agreed to be bound by a six month non-compete provision upon voluntary resignation or termination for cause within 24 months of his start date as President and Chief Operating Officer with the Company, and a 12 month non-compete provision thereafter. Mr. Worthington has agreed to be bound by a 12 month non-solicitation provision. Mr. Finnegan has agreed to be bound by an 18 month non-compete provision upon voluntary resignation or termination for cause, and an 18 month non-solicitation provision.

        In connection with Ms. Weil no longer being employed by the Company effective August 18, 2014 (the "separation date"), the Company and Ms. Weil entered into a separation agreement that entitles Ms. Weil to the payment of base salary for one year after the separation date totaling $600,000, which will be offset by any salary earned at Ms. Weil's new employer, if employment is obtained within one year from the separation date. The separation agreement restricts Ms. Weil from soliciting the Company's employees for 12 months from the separation date.

        In connection with Mr. Scott's 2015 performance review, the Committee approved an award of performance-based restricted stock with a grant date of April 29, 2015 that vests subject to the Company achieving minimum, target, and maximum operating income levels for fiscal year 2015, and Mr. Scott's continued employment with the Company. All 400,000 performance-based shares will be cancelled if the Company achieves below the minimum operating income goal for fiscal year 2015. If the Company achieves between the minimum and target operating income goals for fiscal year 2015, Mr. Scott will earn between 72,728 and 363,640 shares of restricted stock. If the Company achieves between the target and maximum operating income goals for fiscal year 2015, Mr. Scott will earn between 363,640 and 400,000 shares of restricted stock. Any earned shares will vest ratably through March 2018.

Accounting and Tax Treatment

  Accounting Treatment

        The Company accounts for share-based payment awards in accordance with ASC 718 which requires that all forms of share-based payments be treated as compensation expense and recognized in the Company's consolidated statement of operations over the vesting period.

        Cash compensation or non-equity compensation, including base salary and incentive compensation, is recorded as an expense with an offsetting liability in the Company's consolidated financial statements as it is earned.

        The Company accounts for income taxes in accordance with FASB ASC Topic 740, "Income Taxes."

  Tax Treatment

        As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals, not including qualifying incentive-based compensation. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

        Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Company's equity compensation plans may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option or certain other awards is accelerated because of a change in control, such option or award (or a portion thereof), either alone or together with certain other payments, may constitute non-deductible excess parachute payments under Section 280G of the Internal Revenue Code, which may be subject to a 20% excise tax on participants. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

Summary Compensation Table

        The following table summarizes, for the fiscal years indicated, the principal components of compensation for the Company's named executive officers. The compensation set forth below fully reflects compensation for work performed on the Company's behalf.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Gregory J. Scott	2014	867,308	—	1,492,100	150,000	—	—	32,744	2,542,152
Chief Executive Officer	2013	800,000	—	1,064,000	1,044,000	594,000	—	21,360	3,523,360
	2012	815,385	—	1,095,000	460,000	776,600	—	14,257	3,161,242
John M Worthington	2014	187,500	—	790,000	1,207,500	—	—	22,500	2,207,500
President and Chief Operating Officer
Sheamus Toal	2014	482,500	—	265,758	171,927	—	—	19,163	939,348
EVP,	2013	462,500	—	118,564	175,000	192,376	—	18,193	966,633
Chief Financial Officer	2012	458,654	—	99,325	149,500	238,275	—	20,031	965,785
Faeth Bradley	2014	362,500	—	84,271	171,927	—	—	12,148	630,846
EVP, Human Resources	2013	325,000	—	67,277	175,000	115,588	—	10,937	693,802
	2012	305,769	—	—	—	121,550	—	2,742	430,061
Kevin L. Finnegan	2014	500,000	—	79,948	165,051	—	—	41,685	786,684
EVP, Global Sales	2013	500,000	—	67,170	175,000	202,500	—	14,745	959,415
	2012	509,615	—	36,500	115,000	264,750	—	12,816	938,681
Laura Weil	2014	323,077	—	28,619	—	—	—	285,015	636,711
Former EVP,	2013	600,000	—	72,827	175,000	243,000	—	21,212	1,112,039
Chief Operating Officer	2012	606,923	—	330,000	95,000	317,700	—	1,162	1,350,785

(1)
Reflects base salary earned for the 52-week fiscal year ended January 31, 2015 ("fiscal year 2014"), the 52-week fiscal year ended February 1, 2014 ("fiscal year 2013"), and the 53-week fiscal year ended February 2, 2013 ("fiscal year 2012").

(2)
The amounts in these columns reflect the aggregate grant date fair value of share-based awards issued during fiscal year 2014, fiscal year 2013 and fiscal year 2012, presented in accordance with ASC 718, excluding any estimate for forfeitures. These amounts reflect the grant date fair value and do not represent the actual value that may be realized by the named executive officers. For the relevant assumptions used to determine the valuation of share-based awards for fiscal year 2014, fiscal year 2013, and fiscal year 2012, refer to Note 8, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2014, as filed with the SEC on April 16, 2015.

Mr. Scott's stock awards in fiscal years 2014, 2013 and 2012 include performance-based awards of $1.1 million, $0.5 million and $0.7 million, respectively, and his option awards in fiscal year 2013 include performance-based awards of $0.5 million, all of which have since been cancelled due to the Company not achieving the target operating income levels required in order for the awards to vest at the end of their respective performance periods.

(3)
Represents amounts earned under the Company's IC Plan. Refer to the "Compensation Discussion and Analysis" section in this Proxy Statement for further information about the Company's IC Plan.

Includes the amounts in the table below that the executives deferred under the Company's MSPP.

Name	Year	Deferred under MSPP ($)
Mr. Toal	2014	—
	2013	48,094
	2012	59,569
Ms. Bradley	2014	—
	2013	11,559
	2012	—
Mr. Finnegan	2014	—
	2013	10,125
	2012	—
Ms. Weil	2014	—
	2013	36,450
	2012	—
(4)
The amounts shown in the "All Other Compensation" column are detailed in the following table:

Name	Year	Employer Match to the 401(k) under the Company's SARP ($)	Reimbursement for Relocation Expenses and Living Allowance ($)	Reimbursement for Medical Expenses ($)	Severance ($)	Total ($)
Mr. Scott	2014	10,785	—	21,959	—	32,744
	2013	10,200	—	11,160	—	21,360
	2012	9,846	—	4,411	—	14,257
Mr. Worthington	2014	—	22,500	—	—	22,500
Mr. Toal	2014	10,458	—	8,705	—	19,163
	2013	10,200	—	7,993	—	18,193
	2012	10,138	—	9,893	—	20,031
Ms. Bradley	2014	10,496	—	1,652	—	12,148
	2013	10,200	—	737	—	10,937
	2012	—	—	2,742	—	2,742
Mr. Finnegan	2014	10,400	—	31,285	—	41,685
	2013	10,200	—	4,545	—	14,745
	2012	10,000	—	2,816	—	12,816
Ms. Weil	2014	8,092	—	—	276,923	285,015
	2013	10,200	—	11,012	—	21,212
	2012	—	—	1,162	—	1,162

 Grants of Plan-Based Awards in Fiscal Year 2014

        The following table provides information relating to all plan-based awards granted to the named executive officers during fiscal year 2014.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory J. Scott	08/25/14	—	—	—	—	300,000	330,000	—		—	—	1,145,100
	08/25/14	—	—	—	—	—	—	100,000	(3)	—	—	347,000
	08/25/14	—	—	—	—	—	—	—		100,000	3.47	150,000
	—	—	990,000	1,980,000	—	—	—	—		—	—	—
John M Worthington	11/03/14	—	—	—	—	—	—	250,000	(3)	—	—	790,000
	11/03/14	—	—	—	—	—	—	—		750,000	3.16	1,207,500
	—	—	562,500	1,125,000	—	—	—	—		—	—	—
Sheamus Toal	03/13/14	—	—	—	—	—	—	17,728	(4)	—	—	75,521
	08/25/14	—	—	—	—	—	—	21,613	(3)	—	—	74,997
	10/22/14	—	—	—	—	—	—	50,000	(3)	—	—	153,000
	08/25/14	—	—	—	—	—	—	—		114,618	3.47	171,927
	—	—	294,000	588,000	—	—	—	—		—	—	—
Faeth Bradley	03/13/14	—	—	—	—	—	—	4,354	(4)	—	—	18,548
	08/25/14	—	—	—	—	—	—	21,613	(3)	—	—	74,997
	08/25/14	—	—	—	—	—	—	—		114,618	3.47	171,927
	—	—	187,500	375,000	—	—	—	—		—	—	—
Kevin L. Finnegan	03/13/14	—	—	—	—	—	—	3,732	(4)	—	—	15,898
	08/25/14	—	—	—	—	—	—	20,749	(3)	—	—	71,999
	08/25/14	—	—	—	—	—	—	—		110,034	3.47	165,051
	—	—	300,000	600,000	—	—	—	—		—	—	—
Laura Weil	03/13/14	—	—	—	—	—	—	13,436	(4)	—	—	57,237

(1)
At January 31, 2015, the last day of fiscal year 2014, these amounts represent the estimated range of cash bonuses that the executive could have potentially earned for fiscal year 2014 performance under the Company's IC Plan as described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(2)
In connection with the Company's annual performance review process, Mr. Scott was granted a performance-based restricted stock award that was set to vest subject to the Company achieving minimum, target and maximum operating income levels for fiscal year 2014, and Mr. Scott's continued employment with the Company. All 330,000 performance-based shares were cancelled as a result of the Company achieving below the minimum operating income goal for fiscal year 2014. If the Company had achieved between the minimum and target operating income goals for fiscal year 2014, Mr. Scott would have earned between 60,000 and 300,000 shares of restricted stock. If the Company had achieved between the target and maximum operating income goals for fiscal year 2014, Mr. Scott would have earned between 300,000 and 330,000 shares of restricted stock. Any earned shares would have vested ratably through March 2017.

(3)
In connection with the Company's annual performance review process, Mr. Scott, Mr. Toal, Ms. Bradley and Mr. Finnegan were awarded restricted stock which cliff vests on August 25, 2017. On October 22, 2014, Mr. Toal was awarded an additional 50,000 shares of restricted stock which vests on October 22, 2016. In connection with Mr. Worthington's appointment as President and Chief Operating Officer, he was granted restricted stock that vests on November 3, 2017.

(4)
Mr. Toal, Ms. Bradley, Mr. Finnegan and Ms. Weil each deferred a portion of their bonuses earned under the Company's IC Plan in fiscal year 2013 and were granted deferred stock units in fiscal year 2014 under the Company's MSPP, of which 50% of the units reported in the table above for each executive represents the executive's elected deferral and were immediately vested and 50% of the units represent the Company's match under the MSPP and vest on the third anniversary of the grant date. For further information regarding the Company's MSPP, please refer to the "Compensation Discussion and Analysis" section in this Proxy Statement.

(5)
In connection with the Company's annual performance review process, Mr. Scott, Mr. Toal, Ms. Bradley and Mr. Finnegan were awarded SARs that vest as follows: 25% on August 25, 2015, 25% on August 25, 2016 and 50% on August 25, 2017. In connection with Mr. Worthington's appointment as President and Chief Operating Officer, he was granted SARs that vest as follows: 25% on November 3, 2015, 25% on November 3, 2016, 25% on November 3, 2017, and 25% on November 3, 2018.

Each SAR referred to above represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

(6)
Represents the aggregate grant date fair value of share-based awards calculated in accordance with ASC 718, excluding any estimate for forfeitures. For the relevant assumptions used to determine the valuation of share-based awards during fiscal year 2014, refer to Note 8, "Share-Based Compensation," in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2014, as filed with the SEC on April 16, 2015.

(7)
All share-based awards granted to the named executive officers during fiscal year 2014 are under the Company's 2006 Plan.

Outstanding Equity Awards at 2014 Fiscal Year-End

        The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, January 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory J. Scott	700,000	—	—	3.80	06/01/20	—		—	—	—
	150,000	50,000	—	6.17	02/15/21	—		—	—	—
	—	200,000	—	3.65	04/16/22	—		—	—	—
	50,000	150,000	—	5.32	08/26/23	—		—	—	—
	—	100,000	—	3.47	08/25/24	—		—	—	—
	—	—	—	—	—	100,000		230,000	—	—
	—	—	—	—	—	100,000		230,000	—	—
	—	—	—	—	—	100,000		230,000	—	—
John M Worthington	—	750,000	—	3.16	11/03/24	—		—	—	—
	—	—	—	—	—	250,000		575,000	—	—
Sheamus Toal	50,000	—	—	4.74	03/19/18	—		—	—	—
	25,000	—	—	1.46	11/19/18	—		—	—	—
	50,000	—	—	4.79	04/01/20	—		—	—	—
	50,000	—	—	6.89	04/15/21	—		—	—	—
	—	65,000	—	3.65	04/16/22	—		—	—	—
	16,762	50,288	—	5.32	08/26/23	—		—	—	—
	—	114,618	—	3.47	08/25/24	—		—	—	—
	—	—	—	—	—	20,000		46,000	—	—
	—	—	—	—	—	7,192	(3)	16,542	—	—
	—	—	—	—	—	7,420	(3)	17,066	—	—
	—	—	—	—	—	1,818	(3)	4,181	—	—
	—	—	—	—	—	14,097		32,423	—	—
	—	—	—	—	—	8,864	(3)	20,387	—	—
	—	—	—	—	—	21,613		49,710	—	—
	—	—	—	—	—	50,000		115,000	—	—
Faeth Bradley	75,000	25,000	—	2.77	12/27/21	—		—	—	—
	16,762	50,288	—	5.32	08/26/23	—		—	—	—
	—	114,618	—	3.47	08/25/24	—		—	—	—
	—	—	—	—	—	25,000		57,500	—	—
	—	—	—	—	—	401	(3)	922	—	—
	—	—	—	—	—	12,218		28,101	—	—
	—	—	—	—	—	2,177	(3)	5,007	—	—
	—	—	—	—	—	21,613		49,710	—	—
Kevin L. Finnegan	8,919	—	—	3.28	03/21/17	—		—	—	—
	20,000	—	—	4.74	03/19/18	—		—	—	—
	30,000	—	—	2.86	03/18/19	—		—	—	—
	50,000	—	—	4.79	04/01/20	—		—	—	—
	40,000	—	—	6.89	04/15/21	—		—	—	—
	—	50,000	—	3.65	04/16/22	—		—	—	—
	16,762	50,288	—	5.32	08/26/23	—		—	—	—
	—	110,034	—	3.47	08/25/24	—		—	—	—
	—	—	—	—	—	10,000		23,000	—	—
	—	—	—	—	—	382	(3)	879	—	—
	—	—	—	—	—	12,218		28,101	—	—
	—	—	—	—	—	1,866	(3)	4,292	—	—
	—	—	—	—	—	20,749		47,723	—	—
Laura Weil	—	—	—	—	—	—		—	—	—

(1)
Mr. Scott's 50,000 SARs with an exercise price of $6.17 become exercisable on February 15, 2015. Mr. Scott's 200,000 SARs with an exercise price of $3.65 become exercisable on April 16, 2015. Mr. Scott's 150,000 SARs with an exercise price of $5.32 become exercisable as follows: 50,000 on August 26, 2015 and 100,000 on August 26, 2016. Mr. Scott's 100,000 SARs with an exercise price of $3.47 become exercisable as follows: 25,000 on August 25, 2015, 25,000 on August 25, 2016 and 50,000 on August 25, 2017.

Mr. Worthington's SARs become exercisable in four equal installments on each of November 3, 2015, 2016, 2017 and 2018.

Mr. Toal's 65,000 SARs with an exercise price of $3.65 become exercisable on April 16, 2015.

Ms. Bradley's 25,000 SARs with an exercise price of $2.77 become exercisable on December 27, 2015.

  Mr. Finnegan's 50,000 SARs with an exercise price of $3.65 become exercisable on April 16, 2015.

  Mr. Toal's, Ms. Bradley's and Mr. Finnegan's 50,288 SARs with an exercise price of $5.32 become exercisable as follows: 16,762 on August 26, 2015 and 33,526 on August 26, 2016.

  Mr. Toal's and Ms. Bradley's 114,618 SARs with an exercise price of $3.47 become exercisable as follows: 28,654 on August 25, 2015, 28,654 on August 25, 2016 and 57,310 on August 25, 2017.

  Mr. Finnegan's 110,034 SARs with an exercise price of $3.47 become exercisable as follows: 27,508 on August 25, 2015, 27,508 on August 25, 2016 and 55,018 on August 25, 2017.

  Each SAR referred to above represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

(2)
Mr. Scott's restricted stock awards vest on April 16, 2015, August 26, 2016 and August 25, 2017.

Mr. Worthington's restricted stock award vests on November 3, 2017.

Mr. Toal's 20,000 shares of restricted stock vest on April 16, 2015. Mr. Toal's 14,097 shares of restricted stock vest on August 26, 2016. Mr. Toal's 21,613 shares of restricted stock vest on August 25, 2017. Mr. Toal's 50,000 shares of restricted stock vest on October 22, 2016.

Ms. Bradley's 25,000 shares of restricted stock vest on December 27, 2015. Ms. Bradley's 12,218 shares of restricted stock vest on August 26, 2016. Ms. Bradley's 21,613 shares of restricted stock vest on August 25, 2017.

Mr. Finnegan's 10,000 shares of restricted stock vest on April 16, 2015. Mr. Finnegan's 12,218 shares of restricted stock vest on August 26, 2016. Mr. Finnegan's 20,749 shares of restricted stock vest on August 25, 2017.

Market value is based on the closing price of the Company's common stock on January 31, 2015, the last day of fiscal year 2014, which was $2.30, multiplied by the number of shares.

(3)
Represents the Company's match of unvested deferred stock units under the MSPP for various IC bonus periods. The deferred units matched by the Company under the MSPP vest on the third anniversary of the grant date. For further information regarding the Company's MSPP, please refer to the "Compensation Discussion and Analysis" section in this Proxy Statement.

Option Exercises and Stock Vested in Fiscal Year 2014

        The following table shows the number of shares of the Company's common stock acquired and the value realized by each named executive officer upon the exercise of stock options and vesting of restricted stock and units during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gregory J. Scott	—	—	—	—
John M Worthington	—	—	—	—
Sheamus Toal	—	—	24,364	108,286
Faeth Bradley	—	—	27,177	74,524
Kevin L. Finnegan	—	—	9,366	42,074
Laura Weil	100,000	21,000	106,718	334,619

(1)
Represents the difference between the fair market value of the Company's common stock at exercise and the exercise price, multiplied by the number of options exercised.

(2)
Represents the number of vested shares of restricted stock and deferred units multiplied by the fair market value of the Company's common stock at the vesting date.

 Nonqualified Deferred Compensation for Fiscal Year 2014

        The following table provides information relating to the deferred compensation activity and balances, if any, for each named executive officer.

Name	Executive Contributions in Fiscal Year 2014 ($)(1)	Company Contributions in Fiscal Year 2014 ($)(2)	Aggregate Earnings in Fiscal Year 2014 ($)	Aggregate Withdrawals/ Distributions in Fiscal Year 2014 ($)	Aggregate Balance At End of Fiscal Year 2014 ($)(3)
Gregory J. Scott	—	—	—	—	—
John M Worthington	—	—	—	—	—
Sheamus Toal	—	37,761	(108,025)	—	116,367
Faeth Bradley	—	9,274	(10,323)	—	11,866
Kevin L. Finnegan	—	7,949	(9,018)	—	10,347
Laura Weil	—	28,619	(51,102)	—	18,625

(1)
The contribution amount, if any, reflects a deferral under the MSPP of a portion of the annual bonus earned by the applicable named executive officer under the IC Plan in fiscal year 2014 and is reflected in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table in fiscal year 2014. Represents the grant date fair value of the vested deferred stock units.

(2)
The contribution amount, if any, consists of an unvested contribution by the Company under the MSPP and is reflected in the "Stock Awards" column of the Summary Compensation Table in fiscal year 2014. Represents the grant date fair value of the unvested deferred stock units granted in fiscal year 2014 by the Company.

(3)
The aggregate balance for each of the named executive officers has been reported as compensation in the Summary Compensation Table in previous years.

        The Company offers its senior management the ability to participate in the Company's MSPP, which works in tandem with the IC Plan. The purpose of the MSPP is to encourage the Company's senior management to have more ownership of the Company's stock, aligning senior management's interests with shareholders' interests, while increasing retention of key employees. The MSPP provides senior management with the opportunity to defer up to 25% of their bonus earned under the IC Plan each fiscal year in exchange for a grant of vested deferred stock units under the Company's Amended and Restated 2006 Long-Term Incentive Plan. The minimum deferral period is for three years. Deferral elections must be made by December 31st of the year prior to the fiscal year that the deferral election applies to and are irrevocable. The Company will match, dollar-for-dollar, the amount of incentive compensation deferred with an additional grant of unvested deferred stock units. The matching unvested deferred stock units granted by the Company cliff vest on the third anniversary of the grant date, subject to continued employment with the Company.

Potential Payments Upon Termination or Change in Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment and change in control scenarios. These are hypothetical situations that require the Company to make assumptions concerning the termination scenarios that affect the termination payments; as such, the termination payments and other benefits presented in the following tables are estimates as of a point in time. For purposes of this section, the Company has assumed that termination of employment or change in control occurred on January 31, 2015, the last day of fiscal year 2014.

        The following termination-related terms are defined in the letter agreements of employment between the Company and the named executive officers and are generally described below:

          "Cause" generally means: (i) wrongful misappropriation of the Company's assets; (ii) certain conditions that render the executive incapable of performing the essential functions of their position; (iii) conviction of, or pleading "guilty" or "no contest" to, a felony; (iv) intentionally causing the Company to violate a material local, state or federal law; (v) willful refusal to comply with a significant, lawful and proper policy, directive or decision of the executive's supervisor or the board of directors of the Company; (vi) the executive's breach of the employment agreement or letter agreement of employment, in any material respect; and (vii) gross negligence or willful misconduct in connection with the executive's duties and responsibilities to the Company.

          "Change in Control" generally means: (i) the acquisition by a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, that results in such person becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (a) 30% or more of the Company's voting securities and (b) a greater percentage of the Company's voting securities than Irving Place Capital and certain other voting security holders; (ii) a change in the majority of the board of directors; (iii) the occurrence of certain reorganizations, mergers or consolidations of the Company; or (iv) a sale of all or substantially all of the assets of the Company.

          "Disability" generally means: the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the executive to perform his or her customary or other comparable duties with the Company for a period of at least six months in any 12-month calendar period as determined in accordance with the Company's Long-Term Disability Plan.

  Mr. Scott, Mr. Worthington, Mr. Toal, Ms. Bradley, and Mr. Finnegan

        No termination payments are due to the executives under their respective letter agreements of employment upon a change in control, following termination of employment by the Company with cause, following termination by the executive for good reason, and, with the exception of Mr. Scott, following termination by the executive.

        Following termination of employment by the Company without cause, and subject to the execution and delivery to the Company of a general release covering employment-related claims and their continued observance of the covenants contained in their letter agreements of employment, each of Mr. Scott, Mr. Toal, Ms. Bradley and Mr. Finnegan, is entitled to be paid their base salary for 12 months. If Mr. Scott voluntarily resigns, he is entitled to be paid his base salary for 12 months subject to his continued observance of the covenants, including non-compete and non-solicitation clauses, contained in his letter agreement of employment. If Mr. Worthington's employment is terminated without cause, and subject to the execution and delivery to the Company of a general release covering employment-related claims and his continued observance of the covenants contained in his letter agreement of employment, prior to the two-year anniversary of his start date (November 3, 2014) with the Company, he is entitled to be paid his base salary for six months and for twelve months thereafter. The base salary paid to Mr. Scott, Mr. Worthington, Mr. Toal, Ms. Bradley, and Mr. Finnegan would be offset by any salary earned at the executive's new employer, if employment is obtained within the applicable severance period.

        If the executive's employment is terminated by reason of disability, the executive will be entitled to be paid the following after termination: (i) 100% of base salary in year one, (ii) 80% of base salary in year two, (iii) 60% of base salary in year three, and (iv) 60% of base salary, subject to IRS limits, in year four and thereafter up to at least the age of 65, depending on the age at which the disability occurred.

        If Mr. Scott, Mr. Worthington, Mr. Toal, Ms. Bradley or Mr. Finnegan's employment is terminated by reason of death, the executive's beneficiaries will be paid up to $3.0 million, depending on the executive's base salary and cause of death in accordance with the Company's life insurance policies.

Potential Payments to Gregory J. Scott upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$900,000	$—	$900,000	$—	$—	$—
Other(1)	—	—	—	—	—	2,319,000	3,000,000

Total	$—	$900,000	$—	$900,000	$—	$2,319,000	$3,000,000

Potential Payments to John M Worthington upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$375,000	$—	$—	$—
Other(1)	—	—	—	—	—	1,959,000	3,000,000

Total	$—	$—	$—	$375,000	$—	$1,959,000	$3,000,000

Potential Payments to Sheamus Toal upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$490,000	$—	$—	$—
Other(1)	—	—	—	—	—	1,335,000	3,000,000

Total	$—	$—	$—	$490,000	$—	$1,335,000	$3,000,000

Potential Payments to Faeth Bradley upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$375,000	$—	$—	$—
Other(1)	—	—	—	—	—	1,059,000	2,875,000

Total	$—	$—	$—	$375,000	$—	$1,059,000	$2,875,000

 Potential Payments to Kevin L. Finnegan upon the Occurrence of Certain Events

Components of Compensation	Termination by the Executive For Good Reason	Termination by the Executive For No Good Reason	Termination by the Company For Cause	Termination by the Company Other Than For Cause	Upon a Change in Control	Termination due to the Executive's Disability	Termination Upon the Executive's Death
Cash Severance (base salary)	$—	$—	$—	$500,000	$—	$—	$—
Other(1)	—	—	—	—	—	1,359,000	3,000,000

Total	$—	$—	$—	$500,000	$—	$1,359,000	$3,000,000

(1)
Represents amounts payable to the executive or the executive's beneficiary, in the case of death, under the Company's disability plan and life insurance policies. Termination payments for termination by reason of disability represent four years of payments under the Company's Long-Term Disability Plan in the tables above. However, the Company's Long-Term Disability Plan provides termination payments equal to 60 percent of the executive's base salary, subject to IRS limits, in year four after termination and thereafter up to at least the age of 65, depending on the age at which the disability occurred.

        In connection with Ms. Weil no longer being employed by the Company effective August 18, 2014, the Company and Ms. Weil entered into a separation agreement that entitles Ms. Weil to the payment of base salary for one year after the separation date totaling $600,000, which will be offset by any salary earned at Ms. Weil's new employer, if employment is obtained within one year from the separation date. The separation agreement restricts Ms. Weil from soliciting the Company's employees for 12 months from the separation date.

Equity Compensation Plan Information

        The following table sets forth information as of January 31, 2015 about shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, SARs, warrants and rights(1)	Weighted- average exercise price of outstanding options, SARs, warrants and rights(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a)(3)
Equity compensation plans approved by security holders	6,004,499	$4.15	3,645,055
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	6,004,499	$4.15	3,645,055

(1)
Includes 529,378 stock options and 5,475,121 SARs. Each SAR represents the right to receive a payment measured by the increase in the fair market value of one share of common stock from the date of grant of the SAR to the date of exercise of the SAR. Upon exercise the SARs will be settled in stock.

(2)
Represents the weighted-average exercise price for outstanding stock options and SARs.

(3)
Represents 3,645,055 shares available for issuance under the 2006 Plan as of January 31, 2015.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy and Procedures

        The board of directors of the Company approves, based upon the recommendation of the audit committee, any related person transaction which is required to be disclosed under the rules of the SEC. In addition, on at least an annual basis, each director, nominee for director and executive officer is obligated to complete a questionnaire that requires disclosure of any transaction in which the Company was or is to be a participant in which the director, nominee or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. These questionnaires are reviewed by the Company's counsel to identify any potential conflicts of interest or other transactions that the board of directors should review in light of the SEC rules regarding the disclosure of transactions with related persons.

Stockholders Agreement

        Irving Place Capital and certain of the Company's former senior management stockholders are party to a stockholders agreement that governs certain relationships among, and contains certain rights and obligations of, such stockholders.

        The stockholders agreement provides that the parties must vote their securities in favor of the individuals nominated to the board of directors by Irving Place Capital. From and after the date that the stockholders party to the agreement and their transferees hold less than 50% of the Company's outstanding common stock, the parties to the agreement will be obliged to vote for two individuals nominated to the board of directors by Irving Place Capital. Such voting obligations will terminate when Irving Place Capital and certain of its transferees own less than 20% of the Company's outstanding common stock.

        The stockholders agreement also gives the parties certain rights with respect to registration under the Securities Act of shares of the Company's securities held by them and certain customary indemnification rights. These registration rights include demand registration rights requiring the Company to register their shares under the Securities Act. In addition, in the event the Company proposes to register any shares of common stock under the Securities Act, whether in connection with a primary or secondary offering, the stockholders party to the stockholders agreement may request that the Company affect a registration of their shares under the Securities Act.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

        In accordance with Rule 14a-8 of the Exchange Act, any stockholder proposals intended to be included in the Proxy Statement and presented at the 2016 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 4, 2016. The proposal should be addressed to: Chair of the Nomination and Governance Committee, New York & Company, Inc., 330 West 34th Street, 9th Floor, New York, NY 10001.

        In addition, the Company has established an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's Proxy Statement, to be brought before an annual meeting of stockholders. A stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting, regardless of any postponements, deferrals or adjournments of that meeting; provided, however, that in the event that less than 70 days notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

        A stockholder's notice with respect to a proposed item of business must include: (i) a brief description of the substance of, and the reasons for conducting, such business at the annual meeting; (ii) the name and address of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the stockholder, any person controlling, directly or indirectly, or acting in concert with, such stockholder and any person controlling, controlled by or under common control with such stockholder; and (iv) any material interest of the stockholder in such business.

        A stockholder's notice with respect to a director nomination must set forth: (i) name, address and number of shares of the Company which are beneficially owned by the nominating stockholder, any person controlling, directly or indirectly, or acting in concert with, such nominating stockholder and any person controlling, controlled by or under common control with such nominating stockholder; (ii) name, address and number of shares of the Company which are beneficially owned by the candidate; (iii) a detailed biography outlining the candidate's relevant background, professional and business experience and other significant accomplishments; (iv) an acknowledgement from the candidate that he or she would be willing to serve on the board, if elected; (v) a statement by the stockholder outlining the reasons why this candidate's skills, experience and background would make a valuable contribution to the board; and (vi) a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate's capabilities as a potential board member.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000249410_1 R1.0.0.51160 For Withhold For All All All Except THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS (1) AND (2): 1. Election of Directors Nominees 01 Gregory J. Scott 02 Bodil M. Arlander 03 David H. Edwab 04 James O. Egan 05 Lori H. Greeley 06 John D. Howard 07 Grace Nichols 08 Michelle Pearlman 09 Richard L. Perkal 10 Arthur E. Reiner NEW YORK & COMPANY, INC. 330 WEST 34TH STREET 9TH FLOOR NEW YORK, NY 10001 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015. NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement. Please be sure to sign and date this Proxy in the box below.

0000249410_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . REVOCABLE PROXY NEW YORK & COMPANY, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints, Gregory J. Scott, John M Worthington and Sheamus Toal, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all shares of common stock of New York & Company, Inc. (the "Company") which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., EDT, on Thursday, June 18, 2015 or at any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side